EXHIBIT 99(j)

[LOGO OF BRIGGS

BUNTING &

DOUGHERTY, LLP APPEARS HERE]

Certified Public Accountants and Business Advisors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 16, 2003, accompanying the December 31, 2002 financial statements of The Torray Fund which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

April 28, 2003

[LOGO OF BRIGGS

BUNTING &

DOUGHERTY, LLP APPEARS HERE]

Certified Public Accountants and Business Advisors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 16, 2003, accompanying the December 31, 2002 financial statements of The Torray Institutional Fund which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

April 28, 2003